Exhibit 10.31

VARIABLE RATE PROMISSORY NOTE

$3,500,000                            Issued as of the 1st day of July, 1999
                                                        San Jose, California

FOR VALUE RECEIVED, Sand Hill Systems, Inc., a Delaware corporation
("Debtor"), hereby promises to pay (in lawful money of the United States of America) to the order of Portola Packaging, Inc., a Delaware corporation ("Lender"), at the office of Lender located at 890 Faulstich
Court, San Jose, California 95112, or at such other place as Lender or a future holder hereof (Lender or such other holder being sometimes referenced herein as "Holder") may from time to time designate in writing, the principal sum of Three Million Five Hundred Thousand Dollars
($3,500,000), together with interest on the unpaid principal balance hereof, all as specified below.  This  Promissory Note ("Note") has been issued pursuant to that certain Services Agreement, dated as of the 1st day of July, 1999, between Debtor and Lender (the "Services Agreement").
All payments made hereon shall be applied first to the payment of all unpaid accrued interest (at the rate specified herein) to the date of payment and the balance, if any, (after deduction of any other charges due from Debtor) shall be applied to the payment of principal.  Interest shall thereupon cease on the principal so credited.  All interest accruing at the annual percentage rates specified herein shall be calculated on the basis of a three hundred sixty-five (365)-day year and actual days elapsed.  Additionally, notwithstanding any provision of this
Note, it is the intent and agreement of the Lender in the event any interest specified herein is found to violate any applicable law or regulation, that this Note shall be construed or deemed amended so that the interest is reduced to the extent necessary to comply with such applicable law or regulation.

        1. Payments of Principal and Interest.

                1.1  Interest.  During the term hereof, the principal amount hereof from time to time outstanding shall bear interest at: (i) the Base
Rate in effect from time to time minus one half of one percent as the term "Base Rate" is defined in that certain Second Amended and Restated
Credit and Security Agreement dated as of October 2, 1995 between Lender and Heller Financial, Inc. (the "Credit Agreement"); (ii) in the event the Credit Agreement is terminated while any portion of the principal of this Note is outstanding, at the equivalent reference or base rate
(generally know as the "prime rate") specified in any successor senior secured credit agreement between the Lender and its senior creditors as such rate is in effect from time to time minus one half of one percent;
or (iii) if there is no such agreement in effect, then the reference rate or prime rate as published from time to time by the Bank of America.
Interest shall be added to principal on the first day of each calendar quarter, commencing January 1, 2000,  and thereafter shall itself bear interest.

                1.2  Maturity Date.  Payment of principal shall be due and payable on the first day of July, 2003 (the "Maturity Date"), plus any of the following that apply:  (i) all accrued interest and (ii) all unpaid amounts chargeable against Debtor pursuant to the terms hereof or under the Services Agreement.

                1.3  Acceleration. Notwithstanding the provisions of Section
1.2, principal and all accrued interest shall be due and payable (i)
nine (9) months after consummation of an initial sale by Debtor of securities to the public generally pursuant to a registration statement filed with and declared effective by the Securities and Exchange
Commission with net proceeds to Debtor of not less than Twenty Million
Dollars ($20,000,000), or (ii) upon sale of all or substantially all of the assets of Debtor, or (iii) upon an Event of Default hereunder.

        2.  Events of Default.  The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

                2.1  Nonpayment.  The failure of Debtor to make any payment of principal due pursuant to the terms hereof, which failure is not cured within five (5) calendar days after Holder gives notice to Debtor of such default.

                2.2  Insolvency; Receiver or Trustee.  Any of the following circumstances occur:

                2.2.1 The adjudication of Debtor as a bankrupt or insolvent, or the admission by Debtor in writing of its inability to pay its debts as they mature, or an assignment by Debtor for the benefit of creditors.

                2.2.2 The application for or consent by Debtor to the
appointment of a receiver, trustee or similar officer for it or for any substantial part of its property or business.

                2.2.3 The appointment of such a receiver, trustee or similar officer without the application or consent of Debtor and which appointment shall have continued undischarged for a period of thirty (30)
days.

                2.2.4 (A) the institution by Debtor (whether by petition,
application, answer, consent or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or (B) the institution of any such proceedings (by petition, application or otherwise) against Debtor which shall have remained undismissed for a period of thirty (30) days.

                2.2.5 The issuance of any judgment, writ of attachment or
execution or similar process or levy against any of the material assets of Debtor which shall have not been discharged, released, vacated, fully bonded, or permanently stayed within thirty (30) days after its issue or levy.

                2.3  Dissolution.  The issuance of any order, judgment or
decree against Debtor decreeing the dissolution of Debtor, which order shall have remained undischarged or unstayed for a period in excess of thirty (30) days.

        3. Miscellaneous Provisions.

                3.1  Attorneys' Fees.  Should suit be brought to enforce,
interpret or collect any part of this Note, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees and other costs of enforcement and collection.

                3.2  Jurisdiction.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A.
(IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES).

                3.3  Obligation Unconditional.  No provision of this Note or of any other agreement shall alter, impair or render conditional the payment obligations of Debtor, which are absolute and unconditional, to pay the principal and interest on this Note at the place and at the respective times herein prescribed.

                3.4  Debtor's Waivers.  Except as expressly provided to the contrary herein, Debtor (and all guarantors, endorsers and other parties now or hereafter becoming liable for the payment of this Note) hereby waives diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waives the legal effect of Holder's failure to give all notices not expressly provided for herein.  Debtor expressly agrees that, without in any way affecting the liability of
Debtor hereunder, the Holder may extend the Maturity Date or the time for payment of any amount due hereunder, accept security, release any party liable hereunder, and release any security now or hereafter securing this
Note.  Debtor further waives, to the full extent permitted by law, the right to plead any and all statutes of limitation as a defense to any demand on this Note, or on any agreement now or hereafter securing this
Note.

                3.5  Loss or Destruction.  Upon receipt of evidence reasonably satisfactory to Debtor of the loss or mutilation of this Note, Debtor will execute and deliver, in substitution hereof, a replacement note.

                3.6  Severance.  Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared to be illegal or invalid for any reason by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.  Lender and Debtor further agree to replace any such void or unenforceable provision of this Note with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                3.7  Waivers and Delays by Holder to be Strictly Limited.  Any
waiver, express or implied, of any breach or default hereunder shall not be considered a waiver of any subsequent or different breach or default.
No delay or omission on the part of Holder in exercising any right under this Note or under any of the documents referenced in Section 2 shall operate as a waiver of such right or of any other right of the Holder hereunder.

                3.8  Modification.  No provision of this Note may be waived, modified or discharged other than by an express writing signed by the party against whom enforcement of such waiver, modification or discharge is sought.

                               DEBTOR:

                               SAND HILL SYSTEMS, INC.

                               By:     /s/ Jack L. Watts
                                       --------------------
                                       Jack L.  Watts, President and
                                       Chief Executive Officer